UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

First Capital International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26271	76-0582435
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5829 W Sam Houston Pkwy N, Suite 405

Houston, Texas 77041

(Address of principal executive office) (Postal Code)

(713) 629-4866

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01         Changes in Registrant’s Certifying Accountant.

(a) On May 6, 2024, First Capital International, Inc. (“First Capital,” “we” or “our”) dismissed BF Borgers CPA PC (“Borgers”) as our independent registered public accounting firm. The decision to dismiss Borgers was approved by our board of directors.

On May 3, 2024, the Securities and Exchange Commission (the “Commission”) entered an order instituting settled administrative and cease-and-desist proceedings against BF Borgers and its sole audit partner, Benjamin F. Borgers CPA, permanently barring Mr. Borgers and BF Borgers from appearing or practicing before the Commission as an accountant (the “Order”). As a result of the Order, BF Borgers may no longer serve as our independent registered public accounting firm, nor can BF Borgers issue any audit reports included in Commission filings or provide consents with respect to audit reports. In light of the Order, on May 6, 2024, we terminated the engagement of BF Borgers as our independent registered accounting firm.

The report of BF Borgers on First Capital’s financial statements for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except with respect to an explanatory paragraph which indicated that there was substantial doubt about our ability to continue as a going concern. During the years ended December 31, 2023 and 2022, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between First Capital and BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of BF Borgers would have caused BF Borgers to make reference thereto in its reports on the financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in internal controls over financial reporting communicated to First Capital.

In the May 3, 2024 “Staff Statement on the Issuer Disclosure and Reporting Obligations in Light of Rule 102(e) Order Against BF Borgers CPA PC” (the “Staff Statement”), the Commission advised registrants that they may indicate in their Commission filing that BF Borgers is not currently permitted to appear or practice before the Commission for reasons described in the Order, in lieu of including a letter from BF Borgers stating whether it agrees with our disclosures under Item 304 of Regulation S-K. In light of the Order and the Staff Statement, we have not sought and are not including a letter from BF Borgers addressed to the Commission stating whether it agrees with the statements made above.

We are in conversation with several accounting firms as part of the process of engaging a new independent registered public accounting firm. When we engage a new independent registered public accounting firm, we will file a current report on Form 8-K disclosing such appointment.

For the lack of a review in accordance with PCAOB standards, we will not be able to timely file our Form 10-Q for the period ended March 31, 2024, and are uncertain when we will be able to retain a new independent registered public accounting firm that can complete the review so that we can file such report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL INTERNATIONAL, INC.

/s/ Alex Genin
By: Alex Genin
Date: May 14, 2024	Chief Executive Officer